SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the ____ day of ____________, 2016 (the “Effective Date”) by and between QUANTUM MATERIALS CORP., a Nevada corporation (the “Company”), and _________________ (the “Investor”).

WHEREAS, pursuant to that certain Private Placement Memorandum of the Company, dated March 2016, the Company is offering for sale (the “Offering”) 3,000 units of the Company (each, a “Unit”, and together with each other Unit issued pursuant to the Offering, the “Units”), each consisting of (a) a $1,000 Unsecured Convertible Promissory Note (the “Note,” and together with each other Note issued pursuant to the Offering, the “Notes”), which Note shall be convertible into Common Shares (as defined below) (as converted, collectively, the “Conversion Shares”), at a conversion price of $0.12 per share, subject to adjustment, in accordance with the terms of the Note, and (b) a warrant (the “Warrant,” and together with each other Warrant issued pursuant to the Offering, the “Warrants”) to purchase 4,166 Common Shares (as exercised, collectively, the “Warrant Shares”), at an exercise price of $0.15 per Warrant Share, subject to adjustment, in accordance with the terms of the Warrant.

WHEREAS, upon the terms and condition stated in the Agreement and pursuant to Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D promulgated thereunder, the Investor wishes to purchase from the Company, and the Company wishes to sell to the Investor, ____ Units in the Offering for an aggregate purchase price of $___________; and

WHEREAS, the Units, the Notes, the Conversion Shares, the Warrants and the Warrant Shares, are collectively referred to herein as the “Securities”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Purchase and Sale of Units. On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Investor, ____ Units.

2.       Purchase Price. The aggregate purchase price for the Units to be purchased by the Investor at the Closing shall be $_____________ (the “Purchase Price”). At the Closing, the Investor shall fund the Purchase Price by wire transfer of immediately available funds to the account specified in writing by the Company prior to the Effective Date.

3.       The Closing. Subject to the conditions set forth below, the purchase and sale of the Units shall take place at the offices of _______________________, on the Effective Date (the “Closing” and the “Closing Date”). At the Closing, the Company shall deliver to the Investor: (i) this Agreement duly executed by the Company, (ii) the Notes contained in the Units purchased hereby duly executed by the Company and registered in the name of the Investor, and (iii) the Warrants contained in the Units purchased hereby duly executed by the Company and registered in the name of the Investor. At the Closing, the Investor shall deliver to the Company (x) this Agreement duly executed by the Investor, (y) the Purchase Price for the Units purchased hereunder, and (z) the completed Investor Questionnaire attached as Exhibit C.

4.       Closing Conditions; Certain Covenants.

4.1       Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Units to be issued to the Investor at the Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on the Effective Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

(b)       Covenants. The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)       Notes and Warrants. At the Closing, the Company shall have duly executed and delivered to the Investor the Notes and Warrants comprising the Units purchased hereby, in each case duly executed by the Company and registered in the name of the Investor.

(d)       No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e)       Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(f)       No Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

4.2       Conditions to the Company’s Obligations. The obligation of the Company to sell and issue the Units to the Investor at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all respects on the Effective Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

(b)       Purchase Price. At the Closing, the Investor shall have tendered to the Company the Purchase Price by wire transfer of immediately available funds to the account specified in writing by the Company prior to the Effective Date.

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(c)       No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)       Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.3       Securities Law Disclosure; Publicity. The Company shall, by 8:00 a.m. (Chicago time) on or before the fourth (4th) business day immediately following the Effective Date, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and including the form of this Agreement as an exhibit thereto (the “Current Report”). From and after the issuance of the Current Report, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Effective Date without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that the Company or any Person acting on its behalf delivers any material, non-public information to the Investor (as determined in the reasonable good faith judgment of the Investor) without the Investor’s consent, (i) the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, and (ii) in addition to any other remedy provided herein or in the Note or Warrant, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Investor shall object. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

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4.4       Legends. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. The Investor understands that the Securities, except as set forth below, shall bear any legends as required by applicable state securities or “Blue Sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company and its legal counsel with reasonable assurance in writing that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. In furtherance of the foregoing, the Company agrees that, following the effective date of a registration statement covering the resale of such Securities or at such time as such legend is not required pursuant to this Section 4.4, the Company shall, no later than three Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing the Conversion Shares or Warrant Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Conversion Shares or Warrant Shares, as applicable, that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of Common Shares equal to the number of Conversion Shares or Warrant Shares, as applicable represented by the certificate so delivered by the Investor. If the Company fails on or prior to the Legend Removal Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Conversion Shares or Warrant Shares, as applicable, that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of Common Shares equal to the number of Conversion Shares or Warrant Shares, as applicable, represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Legend Removal Date that the issuance or credit of such shares is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of Conversion Shares or Warrant Shares, as applicable, not issued to the Investor on a timely basis and to which the Investor is entitled and (B) the VWAP for the five Trading Day period immediately preceding the Legend Removal Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Legend Removal Date, and if on or after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Investor of Conversion Shares or Warrant Shares that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased, at which point the Company’s obligation to deliver a certificate or credit the Investor’s or its designee’s account at DTC for such Conversion Shares or Warrant Shares shall terminate and such shares shall be cancelled.

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5.       Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules or the Public Reports (as defined herein), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investors:

5.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

5.2       Capitalization and Voting Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Public Reports (as defined in Section 5.6 hereof) as of the dates reflected therein. As of the Effective Date, there are _________ Common Shares issued and outstanding. All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Public Reports and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Public Reports, no Common Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Public Reports, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Public Reports, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Closing Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Public Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or this Agreement or the consummation of the transactions described herein or therein.

5.3       Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the Notes and the Warrants comprising the Units, and the performance of all obligations of the Company, and the authorization (or reservation for issuance), sale and issuance of Units, the Notes contained in the Units, the Warrant contained in the Units, the Conversion Shares and the Warrant Shares, have been taken on or prior to the Effective Date. Each of this Agreement, and the Notes and the Warrants comprising the Units has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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5.4       Valid Issuance of the Securities; Reservation of Common Shares. The Notes and the Warrants comprising the Units are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Conversion Shares when issued and delivered in accordance with the terms of this Agreement and the Notes contained in the Units for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Warrant Shares when issued and delivered in accordance with the terms of this Agreement and the Warrants contained in the Units for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. As of the Closing, the Company has reserved from its duly authorized capital stock not less than 100% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes contained in the Units (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants contained in the Units (without taking into account any limitations on the exercise of the Warrants set forth therein).

5.5       Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the offer and sale of the Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6       Public Reports. The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”). The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within Company’s Annual Report on Form 10-K for the year ended June 30, 2015, as amended, and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7       Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Company has not received written notice of any such violation. The Company is not in violation of the requirements of the Trading Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

5.8       Violations. The consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection therewith will not result in or constitute any of the following: (a) a violation of any provision of the articles of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory notes, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

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5.9       Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein.

5.10       Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Effective Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the Effective Date.

5.11       Absence of Litigation. Except as disclosed in the Company’s Public Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Shares or any of the Company’s officers or directors in their capacities as such.

5.12       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the Effective Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

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5.13       Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14       Registration Rights. No Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

5.15       Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.16       No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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5.17       No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

5.18       Bankruptcy Status; Indebtedness. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Schedule 5.18 sets forth as of the Effective Date all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any of its Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness. The Company and its Subsidiaries, individually and on a consolidated basis, are not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

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5.19       Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

5.20       Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

5.21       Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.22       Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes contained in the Units and the Warrant Shares upon exercise of the Warrants contained in the Units in accordance with this Agreement, the Notes and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

5.23       Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the articles of incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company or any of its Subsidiaries.

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5.24       Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

5.25       Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. The Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.26       Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

5.27       Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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5.28       Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

5.29       Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

5.30       Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.31       Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

5.32       Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

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5.33       Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

5.34       U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Investor’s request.

5.35       No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5.36       Ranking of Note. The Notes shall be treated on a parri passu basis. All payments shall be made on a pro rata basis, based upon the outstanding principal balance of the Notes. No other Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

6.       Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

6.1       Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

6.2       No Public Sale or Distribution. The Investor is (i) acquiring the Units, and the Notes and Warrants comprising the Units, (ii) upon conversion of the Notes contained in the Units will acquire the Conversion Shares, and (iii) upon exercise of the Warrants contained in the Units will acquire the Warrant Shares, in each case for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

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6.3       Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor covenants and agrees to, simultaneously with the Investor’s execution and delivery of this Agreement, complete and deliver the Investor Questionnaire set forth on Exhibit C hereto.

6.4       Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.5       Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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6.7       Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.8       Organization and Standing. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois.

6.9       Certain Transactions. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Company, Roth Capital Partners, LLC, or any other person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date of this Agreement. The Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

7.       Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely for general working capital purposes.

8.       Rule 144 Availability; Public Information. At all times during the period commencing on the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) under the 1933 Act and otherwise without restriction or limitation pursuant to Rule 144 under the 1933 Act, the Company shall use its reasonable best efforts to ensure the availability of Rule 144 under the 1933 Act to the Investor with regard to the Conversion Shares and the Warrant Shares, including compliance with Rule 144(c)(1) under the 1933 Act. If, (i) at any time the Investor owns any Securities, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the 1933 Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Investor to enable the Investor to sell the Conversion Shares and the Warrant Shares pursuant to Rule 144 under the 1933 Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144 under the 1933 Act), then, in either case, in addition to the Investor’s other available remedies, the Company shall pay to a Investor, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of the Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Conversion Shares or the Warrant Shares pursuant to Rule 144 under the 1933 Act. The payments to which the Investor shall be entitled pursuant to this Section 8 are referred to herein as “Rule 144 Failure Payments.” Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

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9.       Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under this Agreement, and the Notes and the Warrants comprising the Units, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Notes contained in the Units or the Warrants contained in the Units, (b) any breach of any covenant, agreement or obligation of the Company contained in any of this Agreement, the Notes contained in the Units or the Warrants contained in the Units, or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (i) the execution, delivery, performance or enforcement of any of this Agreement, the Notes contained in the Units or the Warrants contained in the Units, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by this Agreement or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

10.       Registration of Conversion Shares and Warrant Shares. If the Company proposes to file a registration statement with the Commission with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of any stockholder of the Company (other than (i) any registration statement relating to any “equity-line” or similar transaction, (ii) a registration statement on Form S-4 or Form S-8 or their successors or any other form for a limited similar purpose or (iii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another person), the Company shall, at least thirty (30) days prior to such filing, give written notice to the Investor of its intention to do so and, upon the written request of the Investor given within twenty (20) days of the receipt of such notice (which request shall state the intended method of disposition of the Registrable Securities held by the Investor), the Company shall use its reasonable best efforts to cause the Registrable Securities that the Investor requests the Company to register for resale to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters (if any) of a proposed underwritten offering to permit such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company, in each case to the extent necessary to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) in accordance with the intended methods of distribution specified in the request of the Investor. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such registration statement and any amendment or supplement to such registration statement and any related prospectus prior to its filing with the Commission, and the Company shall give due consideration to all such comments. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the registration statement and any amendment declared effective by the Commission at the earliest possible date. The Company shall use reasonable best efforts to keep the registration statement effective pursuant to Rule 415 promulgated under the Securities Act and available for resales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investor may resell all of the Registrable Securities without restriction pursuant to the last sentence of Rule 144(b)(1)(i) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Investor shall have resold all the Registrable Securities. The registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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11.       Listing; Blue Sky. The Company shall promptly secure the approval for listing of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes contained in the Units purchased hereby (without taking into account any limitations on the conversion of the Notes set forth therein) that may from time to time be issuable under the terms of the Notes contained in the Units purchased hereby and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants contained in the Units purchased hereby (without taking into account any limitations on the exercise of the Warrants set forth therein) that may from time to time be issuable under the terms of the Warrants contained in the Units purchased hereby, in each case on the Trading Market, if required by the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the quotation of the Common Shares on the Trading Market. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 11.

12.       Reservation of Shares. So long as any of the Notes or Warrants contained in the Units purchased hereby remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance not less than 100% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes contained in the Units purchased hereby (without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants contained in the Units purchased hereby (without taking into account any limitations on the exercise of the Warrants set forth therein).

13.       Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

14.       Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

15.       Restriction on Redemption and Cash Dividends. So long as any of the Notes contained in the Units purchased hereby are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Investor.

16.       Corporate Existence; Other Matters. So long as any of the Notes or Warrants contained in the Units purchased hereby are outstanding, the Company covenants and agrees that it may not, without the consent of the Investor: (a) amend the terms of the Notes or the Warrants contained in the Units purchased hereby; (b) amend the Certificate of Incorporation or Bylaws of the Company in any manner which would impair or reduce the rights of the holders of the Notes or Warrants contained in the Units purchased hereby; (c) liquidate or dissolve the Company; (d) enter into any line of business other than a business substantially similar or related to the existing business of the Company; or (e) dispose of any material assets of the Company with a total value in excess of $3 million.

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17.       Limitation on Variable Rate Transactions. So long as any of the Notes or Warrants contained in the Units purchased hereby are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Share Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Shares or Common Share Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions), (ii) issues or sells any debt or equity securities, including without limitation, Common Shares or Common Share Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares, or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional debt or equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Investor), “at-the-market offering” or other continuous offering or similar offering of Common Shares or Common Share Equivalents, whereby the Company may sell Common Shares or Common Share Equivalents at a future determined price. “Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) the Units, Notes and Warrants in connection with the Offering, or any Conversion Shares or Warrant Shares upon the exercise or exchange of or conversion of any Notes or Warrants issued in the Offering, (c) Common Shares issuable upon the conversion, exercise or exchange of any Common Share Equivalents that are issued and outstanding on the date of this Agreement, provided that such Common Share Equivalents have not been amended since the date of this Agreement to increase the number of such securities or Common Shares or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issued to the Investor, and (e) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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18.       Miscellaneous

18.1       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

18.2       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Chicago, County of Cook, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18.4       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) Trading Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company, to Quantum Materials Corp., 3055 Hunter Road, San Marcos, TX 78666, Telephone Number: (281) 610-4686, Attention: Craig Lindberg, with a copy (which shall not constitute notice) to K&L Gates LLP, 1000 Main Street, Suite 2550, Houston, Texas 77002, Telephone Number: (713) 815-7333, Fax: (713) 815-7301, Attention: Bryce D. Linsenmayer, Esq., and (b) in the case of the Investor, to _________________, Telephone Number: (___) _____________, Fax: (___________) _________, Attention: ________________, with a copy (which shall not constitute notice) to ______________________, Telephone Number: (____) ____________, Fax: (____) ___________, Attention: ________________.

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18.5       Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

18.6       Brokers or Finder’s Fees. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a broker’s or finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

18.7       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18.8       Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

18.9       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.10       Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

18.11       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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18.12       Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement, except that the Company shall reimburse the Investor for its expenses (including the reasonable legal fees of the Investor’s counsel) in connection with its due diligence investigation of the Company and the preparation of this Agreement and the transactions contemplated hereby, up to $10,000, which amount has been paid to the Investor prior to the Effective Date. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

19.       Additional Defined Terms. In addition to the terms defined elsewhere in this Agreement, the Notes and the Warrants, the following terms have the meanings set forth in this Section 19:

19.1       “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

19.2       “Commission” means the United States Securities and Exchange Commission.

19.3       “Common Shares” means the common stock, par value $0.001 per share, of the Company.

19.4       “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

19.5       “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement, or the Notes or the Warrants comprising the Units, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, or the Notes or the Warrants comprising the Units.

19.6       “Registrable Securities” means (i) the Conversion Shares issuable upon conversion of the Notes contained in the Units (without taking into account any limitations on the conversion of the Notes set forth therein), (ii) the Warrant Shares issuable upon exercise of the Warrants contained in the Units (without taking into account any limitations on the exercise of the Warrants set forth therein), and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or Warrant Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Shares are exercised or exchanged and shares of capital stock of a successor entity into which the Common Shares are converted or exchanged.

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19.7       “Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

19.8       “Trading Day” means any day on which the Common Shares are traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 3:00:00 p.m., Chicago time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

19.9       “Trading Market” means the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Shares are ever listed or traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board, or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Trading Market” shall mean such other market or exchange on which the Company’s Common Shares are then listed or traded.

19.10       “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Shares during a Trading Day divided by the total number of Common Shares traded during such Trading Day) of the Common Shares during a Trading Day as reported by Bloomberg L.P. using the AQR function.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

QUANTUM MATERIALS CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE INVESTOR:

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

INVESTOR QUESTIONNAIRE

Schedule 5.18

INDEBTEDNESS

Debtholder	Balance